Exhibit 99.1

FOR IMMEDIATE RELEASE

Scientific Games and Bally Announce Early Termination

of Hart-Scott-Rodino Act Waiting Period

New York and Las Vegas, August 20, 2014 — Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games”) and Bally Technologies, Inc. (NYSE: BYI) (“Bally”) today announced that the companies received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) with respect to Scientific Games’ pending acquisition of Bally. The acquisition is expected to be completed in early 2015.

As announced on August 1, 2014, Scientific Games has agreed to acquire all of the outstanding Bally common stock for $83.30 in cash per share.  The acquisition will be financed with debt and cash on hand and Scientific Games has obtained committed debt financing for the transaction, which is not subject to a financing contingency.

Termination of the HSR waiting period satisfies one of the conditions required for completion of the transaction.  The transaction remains subject to approval by Bally’s stockholders, receipt of certain gaming regulatory approvals and other customary conditions.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming and lottery markets.  Scientific Games’ portfolio includes instant and draw-based lottery games; electronic gaming machines and game content; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and social, mobile and interactive content and services.  For more information, please visit: www.scientificgames.com.

About Bally Technologies

Founded in 1932, Bally Technologies (NYSE: BYI) provides the global gaming industry with innovative games, table game products, systems, mobile, and iGaming solutions that drive revenue and provide operating efficiencies for gaming operators. For more information, please visit http://www.ballytech.com. Connect with Bally on Facebook, Twitter, YouTube, LinkedIn, and Pinterest.

Company Contacts

Investor Relations:

Scientific Games:  Bill Pfund +1 847-785-3167

Vice President, Investor Relations

bill.pfund@scientificgames.com

Bally:  Mike Carlotti +1 702-532-7995

Vice President of Treasury and Investor Relations

mcarlotti@ballytech.com

Media Relations:

Scientific Games:  Mollie Cole +1 773-961-1194

Director, Corporate Communications

mollie.cole@scientificgames.com

Bally:  Laura Olson-Reyes +1 702-532-7742

Senior Director, Marketing & Corporate Communications

lolson-reyes@ballytech.com

Bally:  Mike Trask +1 702-532-7451

Senior Manager, Corporate Communications

mtrask@ballytech.com

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “project,” “assume,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of timing, future results or performance. Similarly, statements herein that describe the pending acquisition of Bally by Scientific Games (the “Transaction”), including its financial impact, and other statements of management’s expectations, beliefs, assumptions, estimates and goals regarding the Transaction, are forward-looking statements. It is uncertain whether any of the events or results anticipated by the forward-looking statements (including consummation of the Transaction) will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Scientific Games’ or Bally’s stock. These forward-looking statements involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: uncertainties as to the timing of the consummation of the Transaction and the ability of the parties to consummate the Transaction; the satisfaction of the conditions precedent to consummation of the Transaction, including the approval of Bally’s stockholders; the ability to obtain required regulatory and gaming approvals at all or in a timely manner; the ability to obtain the debt financing necessary to consummate the Transaction; litigation related to the Transaction; disruption of Bally’s or Scientific Games’ current plans and operations as a result of the Transaction; the ability of Bally or Scientific Games to retain and hire key personnel; competitive responses to the Transaction; unexpected costs, charges or expenses resulting from the Transaction; the ability of Scientific Games to successfully integrate Bally’s operations, product lines and technology; the ability of Scientific Games to implement its plans, forecasts and other expectations with respect to Bally’s business after the completion of the Transaction and to realize additional opportunities for growth and innovation; the ability of Scientific Games to realize the anticipated synergies from the Transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all; the ability of Scientific Games and Bally to maintain relationships with their respective employees, customers, other business partners and governmental authorities; and the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Scientific Games’ and Bally’s filings with the Securities and Exchange Commission (the “SEC”), such as their respective Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K, any of which could cause actual results to differ materially from the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date hereof and, except for Scientific Games’ and Bally’s ongoing obligations under U.S. federal securities laws, neither Scientific Games nor Bally undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  Bally is responsible for the information in this press release concerning Bally and Scientific Games is responsible for the information in this release concerning Scientific Games.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Bally and Scientific Games. Bally intends to file with the SEC a proxy statement in connection with the proposed transaction with Scientific Games. Bally also intends to file with the SEC other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Bally and will contain important information about the proposed transaction and related matters.  BALLY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The proxy statement and other relevant materials (when they become available), and any other documents filed by Bally with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov.  In addition, security holders of Bally will be able to obtain free copies of the proxy statement from Bally by contacting Investor Relations by mail at Attn:  Investor Relations, Bally Technologies, 6650 El Camino Road, Las Vegas, NV 89118.

Participants in the Solicitation

Bally and its directors and officers and Scientific Games and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information about Bally’s directors and executive officers is included in Bally’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC on August 28, 2013 and in the proxy statement for Bally’s 2013 annual meeting of stockholders, filed with the SEC on October 28, 2013.  Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC.  These documents can be obtained free of charge from the sources indicated above. Stockholders may obtain additional information regarding these persons and their interests in the proposed transaction, which may be different than those of Bally’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

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